UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2010

GENTA INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19635		33-0326866
(Commission File Number)		(IRS Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ		07922
(Address of Principal Executive Offices)		(Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 24, 2010, Genta Incorporated, (the Company), announced that the Company has initiated a new Phase 2 clinical trial of tesetaxel in patients with advanced bladder cancer.  Tesetaxel is the leading oral taxane in clinical development.  The new trial will be conducted at Memorial Sloan-Kettering Cancer Center, New York, NY, the Kimmel Cancer Center at Jefferson University, Philadelphia, PA, and at least one site in the EU.

The new study will examine the efficacy and safety of tesetaxel in patients with advanced bladder cancer who have developed progressive disease after treatment with a single 1st-line regimen.  The 1st-line regimen is expected to be a combination of cisplatin plus gemcitabine (Gemzar®; Eli Lilly, Inc.).  The primary endpoint of this study is overall response rate.  Secondary endpoints include durable response, disease control, progression-free survival, and safety.  The dose for the new trial was determined from Genta’s ongoing studies in patients with advanced gastric cancer and advanced melanoma.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of the Company dated September 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

Date:	September 24, 2010	By:	/s/ GARY SIEGEL
			Name:	Gary Siegel
			Title:	Vice President, Finance